Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nationwide Life Insurance Company of America:

We consent to the use of our reports for Nationwide Provident VLI Separate Account-1 dated April 25, 2008, and for Nationwide Life Insurance Company of America and subsidiaries dated April 25, 2008, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information (SEC File No. 333-98629).

/s/ KPMG LLP

Philadelphia, PA

April 25, 2008